Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Analyst and Investor Contact:	News Media Contact:
Molly Salky	Media Relations
(817) 415-3189	(817) 415-3300
Molly.Salky@RadioShack.com	Media.Relations@RadioShack.com

RADIOSHACK ANNOUNCES $300 MILLION ACCELERATED SHARE

REPURCHASE

FORT WORTH, Texas, Aug. 23, 2010 — RadioShack Corporation, a leading national retailer of innovative mobile technology products and services, today announced that it has entered into accelerated share repurchase agreements (“ASR Agreements”) with Bank of America N.A. and Wells Fargo Bank, N.A., to repurchase an aggregate of approximately $300 million of RadioShack common stock. This repurchase is made under the $500 million share repurchase program previously authorized by its Board of Directors. The ASR Agreements provide for final adjustments generally based on the discounted average of the volume-weighted average prices of the Company’s common stock during the valuation periods of the respective ASR Agreements, which adjustments will affect the total amount expended by the Company or the aggregate number of shares it repurchases.

Forward-Looking Statements

This press release contains or may contain forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and projections regarding economic conditions, the retail industry environment and Company performance. The statements in this press release that could be deemed forward-looking statements include statements concerning the Company’s potential repurchase of up to $500 million of its common stock (including the approximately $300 million repurchase of common stock from Bank of America N.A. and Wells Fargo Bank, N.A.), the number of shares repurchased from Bank of America N.A. and Wells Fargo Bank, N.A., and the total amount paid for these shares. These forward-looking statements should be considered in light of various important factors, including the following: the market price of the Company’s common stock during and after the terms of the ASR Agreements; the ability of Bank of America N.A. and Wells Fargo Bank, N.A. to buy or borrow shares of the Company’s common stock; the uncertainty regarding the Company’s ability to complete the share repurchase within the proposed timing or at all; the uncertainty regarding the amount and timing of future share repurchases by the Company and the source of funds for such purposes; the impact of the global economic recession and constrained credit markets, as well as the risk of bank failures, insolvency, or illiquidity of other financial institutions and other adverse conditions in the financial markets that could cause a loss of our cash, cash equivalents and investments; the terms and conditions of the ASR Agreements and other factors described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K filed on Feb. 22, 2010 and its most recent Quarterly Report on Form 10-Q filed on July 29, 2010.

About RadioShack Corporation

RadioShack is a leading national retailer of innovative mobile technology products and services, as well as products related to personal and home technology and power supply needs. The Shack® offers consumers a targeted assortment of wireless phones and other electronic products and services from leading national brands, exclusive private brands and major wireless carriers, all within a comfortable and convenient shopping environment. RadioShack employs approximately 35,000 people globally, including a team of friendly and helpful sales experts who are recognized for delivering the best customer service in the wireless industry. RadioShack’s retail network includes approximately 4,680 company-operated stores in the United States and Mexico, more than 530 wireless phone kiosks in the United States, and approximately 1,300 dealer outlets worldwide. For more information on RadioShack Corporation, please visit www.radioshackcorporation.com; to purchase items online, please visit www.radioshack.com. The Shack® is a registered trademark licensed by RadioShack Corporation.